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                                  EXHIBIT 99.5


                        FORM OF SILICON LABORATORIES INC.


                        STOCK OPTION ASSUMPTION AGREEMENT



OPTIONEE:  < < First_Name > > < < Last_Name > >,

         STOCK OPTION ASSUMPTION AGREEMENT effective as of the 9th day of August 2000 by Silicon Laboratories Inc., a Delaware corporation ("Silicon Labs").

         WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Krypton Isolation, Inc., a California corporation ("Krypton"), which were granted to Optionee under the Krypton Isolation, Inc. 1997 Stock Plan (the "Plan") and are each evidenced by a Stock Option Agreement (the "Option Agreement").

         WHEREAS, Krypton has been acquired by Silicon Labs through the merger of Krypton with Silicon Labs (the "Merger") pursuant to the Merger Agreement and Plan of Reorganization, by and among Silicon Labs, Krypton and Karst Corporation (the "Merger Agreement").

         WHEREAS, the provisions of the Merger Agreement require the obligations of Krypton under each outstanding option under the Plan to be assumed by Silicon Labs at the consummation of the Merger, and the holder of each such outstanding option to be issued an agreement evidencing the assumption of such option.

         WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is .065545794 of a share of Silicon Labs common stock, par value $0.0001 par value per share ("Silicon Labs Stock"), for each outstanding share of Krypton common stock ("Krypton Stock").

         WHEREAS, the purpose of this Agreement is to evidence the assumption by Silicon Labs of the outstanding options held by Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to Optionee's outstanding options which have become necessary in connection with their assumption by Silicon Labs.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. The number of shares of Krypton Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Krypton Options") and the exercise price payable per share are set forth below. Silicon Labs hereby assumes, as of the Effective Time, all the duties and obligations of Krypton under each of the Krypton Options. In connection with such assumption, the number of shares of Silicon Labs Stock purchasable under each Krypton Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Silicon Labs Stock subject to each Krypton Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Silicon Labs Stock under the assumed Krypton Option shall also be as indicated for that option below.

  ---------------------------------------------------------- ----------------------------------------------------
                    KRYPTON STOCK OPTIONS                               SILICON LABS ASSUMED OPTIONS
  ---------------------------------------------------------- ----------------------------------------------------

  ----------------------------- ---------------------------- --------------------------- ------------------------
     # of Shares of Krypton           Exercise Price           # of Shares of Silicon       Adjusted Exercise
          Common Stock                   per Share               Labs Common Stock           Price per Share

  ----------------------------- ---------------------------- --------------------------- ------------------------
         Krypton Shares               $Krypton Price            Silicon Labs Shares         $Silicon Labs Price
  ----------------------------- ---------------------------- --------------------------- ------------------------

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         2. The intent of the foregoing adjustments to each assumed Krypton
Option is to assure that the spread between the aggregate fair market value of the shares of Silicon Labs Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be substantially the same as (and in no event greater than) than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Krypton Stock subject to the Krypton Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Krypton Option immediately prior to the Merger.

         3. The following provisions shall govern each Krypton Option hereby assumed by Silicon Labs:

                           (a) Unless the context otherwise requires, all references in the Option Agreements and, if applicable, in the Plan (as incorporated into such Option Agreements) shall be adjusted as follows;
         (i) all references to the "Company" shall mean Silicon Labs, (ii) all references to "Share" shall mean shares of Silicon Labs Stock, (iii) all references to "Common Stock" shall mean Silicon Labs Stock and (iv) all references to the "Administrator" shall mean the Board of Directors of Silicon Labs or the Compensation Committee of the Silicon Labs Board of Directors.

                           (b) The grant date and the expiration date of each assumed Krypton Option and all other provisions which govern either the exercise or the termination of the assumed Krypton Option shall remain the same as set forth in the Option Agreements applicable to that option, and the provisions of the Plan and the Option Agreements shall accordingly govern and control Optionee's rights to purchase Silicon Labs Stock under the assumed Krypton Option.

                           (c) Pursuant to the terms of the Option Agreements and the Plan, none of the assumed Krypton Options shall vest or become exercisable on an accelerated basis upon the consummation of the Merger. Accordingly, each Krypton Option assumed by Silicon Labs shall continue to vest and become exercisable for any vested shares of Silicon Labs Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option Agreements immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                           (d) For purposes of applying any and all provisions of the Option Agreements and/or the Plan relating to Optionee's status as an employee or a consultant of Krypton, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to Krypton, Silicon Labs or any present or future majority-owned Silicon Labs subsidiary. Accordingly, the provisions of the Option Agreements governing the termination of the assumed Krypton Options or the exercise of Silicon Labs repurchase rights with respect to any unvested Silicon Labs Stock purchased under such options and unvested at the time of Optionee's cessation of service as an employee or a consultant of Krypton shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Silicon Labs and its majority-owned subsidiaries. Each assumed Krypton Option shall accordingly terminate, within the designated time period in effect under the Option Agreements for that option following such cessation of service as an employee or a consultant of Silicon Labs and its majority-owned subsidiaries, including Krypton.

                           (e) The adjusted exercise price payable for the Silicon Labs Stock subject to each assumed Krypton Option shall be payable in any of the forms authorized

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         under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Silicon Labs Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Krypton Stock prior to the Merger shall be taken into account.

                           (f) In order to exercise each assumed Krypton Option, Optionee must deliver to Silicon Labs a written notice of exercise in which the number of shares of Silicon Labs Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Silicon Labs Stock and should be delivered to Silicon Labs at the following address:

                            Silicon Laboratories Inc.
                                4635 Boston Lane
                               Austin, Texas 78735
                      Attention: Stock Plan Administration

         4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

         IN WITNESS WHEREOF, Silicon Laboratories Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 9th day of August 2000.

                            SILICON LABORATORIES INC.

                                            By: _____________________________
                                            Name:  __________________________
                                            Title:   __________________________



                                 ACKNOWLEDGMENT

         The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Krypton Options hereby assumed by Silicon Labs are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.

                                 -----------------------------------------------

                                 < < First_Name > > < < Last_Name > >, OPTIONEE

DATED: ________  ___, 2000